Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-154892 of our reports dated February 25, 2011, relating to the financial statements and financial statement schedules of Wisconsin Energy Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Wisconsin Energy Corporation for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 28, 2011